Exhibit 99.1

Contacts:
Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com

Avid Bioservices Reports Financial Results for

Third Quarter Fiscal 2019 and Recent Developments

-- Achieved Revenue of $13.8 Million, an Increase of 102%

Compared to Prior Year Quarter --

-- Signed Project Expansion Orders with Existing Customers Representing $23.8 Million --

-- Completed Process Validation Campaign for Future Commercial Production with Other Validations Ongoing --

TUSTIN, Calif., March 11, 2019 – Avid Bioservices, Inc. (NASDAQ:CDMO) (NASDAQ:CDMOP), a dedicated biologics contract development and manufacturing organization (CDMO) working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies, today announced financial results for the third quarter of fiscal year (FY) 2019 ended January 31, 2019, and provided an update on its contract manufacturing operations, and other corporate highlights.

Highlights Since October 31, 2018

“The third quarter was busy and productive as reflected by our strong financial results,” said Roger Lias, Ph.D., president and chief executive officer.

“Our process development group is increasingly busy, now contributing over 20% of revenues. With respect to new projects, we continue to see growth in the number of RFPs received. We are increasingly recognized as an attractive service-provider within the biologics outsourcing market and continue to work diligently to close new business opportunities.

“Importantly, we continue to successfully expand our scopes of work with existing customers, and during the third quarter, we expanded multiple ongoing projects. Since the beginning of fiscal 2019, project expansion orders from our current clients have increased by 68%, demonstrating the significant contribution that existing customers make to our business.

1

“Looking to future growth, we are pleased to report that we have recently completed a process validation campaign for one of our clients and have others ongoing. These validation campaigns precede commercial production. Pending completion of pivotal clinical trials and regulatory approval, each of these validations is highly likely to result in future production in support of product launch.

“During the past 12 months we have significantly diversified our client base, thus reducing risk and building a pipeline of future manufacturing opportunities. We have built commercial and operational infrastructure to support growth, right-sized the organization, significantly cut costs, and increased capacity utilization resulting in improved margins. As a result, we are firmly on-track towards profitability and positive EBITDA.

“Driving these achievements is the truly exceptional team at Avid Bioservices whose dedication and hard work have contributed to our successes to-date. Together we continue to execute to-plan as we build a sustainably profitable and admired company and firmly establish Avid Bioservices as an acknowledged leader in the CDMO sector.”

Financial Highlights and Guidance

•	Contract manufacturing revenue was $13.8 million for the third quarter of FY 2019, an increase of 102% compared to $6.8 million for the third quarter of FY 2018. This increase is primarily due to increased demand from a more diversified client base.

•	Revenue backlog grew significantly during the third quarter from existing customers. As of January 31, 2019 revenue backlog was $43 million, the majority of which is expected to be recognized in FY 2020.

•	Gross margin for the third quarter was a positive 15%, a significant improvement compared to a gross margin of negative 61% during the prior year period. The increase in gross margin for the quarter was primarily attributed to our product mix and volume.

•	Selling, general and administrative expenses for the third quarter of FY 2019 were $3.2 million, a 33% decrease compared to $4.8 million for the third quarter of FY 2018.

•	For the third quarter of FY 2019, the company recorded consolidated net loss attributable to common stockholders of $2.6 million, or $0.05 per share, compared to a consolidated net loss attributable to common stockholders of $12.4 million, or $0.28 per share, for the third quarter of FY 2018.

•	Avid reported $27.8 million in cash and cash equivalents as of January 31, 2019, compared to $42.3 million on April 30, 2018.

•	The company expects to end the fiscal year within the lower half of its revenue guidance of $51 million - $55 million.

More detailed financial information and analysis may be found in Avid Bioservices’ Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission today.

Recent Developments

•	Signed project expansion orders during the third quarter with current clients representing future revenue in the amount of $23.8 million.

•	Completed a process validation campaign for future commercial production during the third quarter and have other process validations ongoing.

•	Process development operations contributed over 20% of revenue during the third quarter.

2

Conference Call

Avid will host a conference call and webcast this afternoon, March 11, 2019, at 4:30 PM EDT (1:30 PM PDT).

To listen to the conference call, please dial (877) 312-5443 or (253) 237-1126 and request the Avid Bioservices conference call. To listen to the live webcast, or access the archived webcast, please visit: http://ir.avidbio.com/events.cfm.

About Avid Bioservices, Inc.

Avid Bioservices is a dedicated contract development and manufacturing organization (CDMO) focused on development and CGMP manufacturing of biopharmaceutical products derived from mammalian cell culture. The company provides a comprehensive range of process development, high quality CGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With 25 years of experience producing monoclonal antibodies and recombinant proteins in batch, fed-batch and perfusion modes, Avid's services include CGMP clinical and commercial product manufacturing, purification, bulk packaging, stability testing and regulatory strategy, submission and support. The company also provides a variety of process development activities, including cell line development and optimization, cell culture and feed optimization, analytical methods development and product characterization. www.avidbio.com

Forward-Looking Statements

Statements in this press release, which are not purely historical, including statements regarding Avid Bioservices' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk the company may not achieve cash flow or EBITDA positive, the risk the company may experience delays in engaging new clients, the risk that the company may not be successful in executing client projects, the risk that the company may experience technical difficulties in completing client projects which could delay delivery of products to customers, revenue recognition and receipt of payment or the loss of the customer, the risk that one or more existing customers terminates its contract prior to completion or reduces or delays its demand for development or manufacturing services, and the risk that the company may need to use the majority of its cash to fund operations, thereby delaying the in-process upgrades to its process development capabilities and contemplated expansion plans. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2018, as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this press release, and we disclaim any obligation, and do not undertake, to update or revise any forward-looking statements in this press release except as may be required by law.

3

avid bioservices, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and comprehensive loss (UNAUDITED)

(in thousands, except share and per share information)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2019	2018	2019	2018

Contract manufacturing revenue	$13,781	$6,819	$36,548	$46,678
Cost of contract manufacturing	11,731	10,951	32,972	47,641
Gross profit (loss)	2,050	(4,132)	3,576	(963)

Operating expenses:
Selling, general and administrative	3,242	4,824	9,273	12,273
Restructuring charges	–	–	–	1,258
Total operating expenses	3,242	4,824	9,273	13,531

Operating loss	(1,192)	(8,956)	(5,697)	(14,494)
Interest and other income, net	9	28	190	65
Loss from continuing operations before income taxes	$(1,183)	$(8,928)	$(5,507)	$(14,429)
Income tax benefit	44	–	217	–
Loss from continuing operations	$(1,139)	$(8,928)	$(5,290)	$(14,429)
Income (loss) from discontinued operations, net of tax	–	(2,076)	739	(10,404)
Net loss	$(1,139)	$(11,004)	$(4,551)	$(24,833)
Comprehensive loss	$(1,139)	$(11,004)	$(4,551)	$(24,833)
Series E preferred stock accumulated dividends	(1,442)	(1,442)	(3,604)	(3,604)
Net loss attributable to common stockholders	$(2,581)	$(12,446)	$(8,155)	$(28,437)

Basic and diluted weighted average common shares outstanding	56,068,844	45,225,804	55,949,164	45,032,335

Basic and diluted net (loss) income per common share attributable to common stockholders:
Continuing operations	$(0.05)	$(0.23)	$(0.16)	$(0.40)
Discontinued operations	–	(0.05)	0.01	(0.23)
Net loss per share attributable to common stockholders	$(0.05)	(0.28)	$(0.15)	$(0.63)

4

avid bioservices, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	January 31, 2019	April 30, 2018
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$27,758	$42,265
Trade and other receivables	7,885	3,754
Contract assets	3,912	–
Inventories	8,660	16,129
Prepaid expenses	567	679
Assets of discontinued operations	–	5,000
Total current assets	48,782	67,827
Property and equipment, net	25,876	26,479
Restricted cash	1,150	1,150
Other assets	302	304
Total assets	$76,110	$95,760
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,916	$1,909
Accrued payroll and related costs	2,549	2,564
Contract liabilities	14,620	27,935
Other current liabilities	638	905
Liabilities of discontinued operations	125	4,550
Total current liabilities	20,848	37,863

Deferred rent, less current portion	2,105	2,159
Capital lease, less current portion	93	–

Commitments and contingencies

Stockholders’ equity:
Preferred stock—$0.001 par value; 5,000,000 shares authorized; 1,647,760 shares issued and outstanding at January 31, 2019 and April 30, 2018, respectively	2	2
Common stock—$0.001 par value; 150,000,000 shares authorized; 56,072,291 and 55,689,222 shares issued and outstanding at January 31, 2019 and April 30, 2018, respectively	56	55
Additional paid-in capital	613,947	614,810
Accumulated deficit	(560,941)	(559,129)
Total stockholders’ equity	53,064	55,738
Total liabilities and stockholders’ equity	$76,110	$95,760

5